Exhibit 10.64


                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE

     THIS SETTLEMENT AGREEMENT AND MUTUAL RELEASE (the "Settlement Agreement") is entered into on this 18th day of June, 2003, by Charles Oneal Cunningham ("C. Cunningham"), Beverly K. Cunningham ("B. Cunningham" and, together with C. Cunningham, the "Cunninghams"), Cunningham Enterprises, Inc., an Arizona corporation d/b/a Cunningham Technology Group ("CTG" and, collectively with the Cunninghams, the "CTG Parties"), and Integrated Information Systems, Inc., a Delaware corporation ("IIS").

                                    RECITALS

A. Pursuant to a Master Transaction Agreement dated November 13, 2002, as amended by the First Amendment to Master Transaction Agreement dated as of November 15, 2002, and the documents and agreements executed and/or delivered in connection therewith (collectively, the "MTA"), IIS agreed to hire certain employees and to purchase certain assets from CTG, and the parties agreed to certain other matters as set forth in the MTA.

B. In connection with the MTA, C. Cunningham became employed by IIS and IIS and C. Cunningham entered into an Executive Employment Agreement dated as of November 15, 2002 (the "Employment Agreement").

C. Since the closing of the transactions contemplated by the MTA, disputes have arisen between the parties over various matters.

D. In an effort to resolve all of their disputes and any and all future disputes that may arise under the MTA and/or the Employment Agreement (other than as specifically set forth in this Settlement Agreement), and in order to avoid the cost and uncertainty of litigation and the consumption of the parties' time and attention to ongoing disputes, IIS and the CTG Parties have agreed to resolve all of their disputes in a binding fashion by releasing their claims against each other and entering into the other agreements set forth in this Agreement.

                                    AGREEMENT

1.     FINAL  PAYMENT;  RELEASE  OF  SHARES.

          In full satisfaction of any and all amounts that are or may be owed to the CTG Parties under the MTA (or otherwise), IIS shall pay to CTG, for the benefit of all CTG Parties, the aggregate sum of $24,683.43 (the "Settlement Amount"). The Settlement Amount shall be paid as follows: $10,000.00 to be paid upon execution of this Agreement; $5,000.00 to be paid on July 22, 2003; $5,000.00 to be paid on August 22, 2003; and the remaining payment of $4,683.43 to be paid on September 22, 2003. In consideration of the Settlement Amount and the releases herein, the CTG Parties hereby forever and irrevocably waive, relinquish and forego any and all amounts that may be or may in the future be payable to them by IIS under the MTA, including without limitation any amounts representing or paid on account of Eligible Accounts Receivable (as defined in the MTA) and any amounts representing Additional Consideration. IIS shall have no obligation to report or provide an accounting to the CTG Parties or anyone with respect to such amounts, and shall be entitled to collect, keep and/or retain any and all such amounts for itself.

     Upon execution of this Settlement Agreement by all of the CTG Parties, IIS shall release from escrow the Closing Shares (as defined in the MTA) now held in such escrow to CTG. The CTG Parties acknowledge and agree that any restrictions with respect to such shares arising under the Securities Act of 1933, as amended, or comparable state securities law, and any stock certificate legends required by such laws or other applicable law, shall remain in accordance with such laws.


2.     LANDLORD  SETTLEMENT.

     Promptly  upon  execution  of  this Settlement Agreement by each of the CTG
Parties, IIS shall execute and deliver the Payment and Tolling Agreement to Settle Litigation with Mutual Releases, by and between Phoenix 24th Place, Inc., the CTG Parties, and IIS, in the form attached hereto as Exhibit A (The "Landlord Settlement Agreement"). The payments made under Section 1 above and the Landlord Settlement Agreement shall constitute full payment and settlement of IIS's indemnity obligations to the CTG Parties arising out of the lease that is the subject of the Landlord Settlement Agreement, including without limitation any obligation with respect to attorneys' fees incurred by the CTG Parties. IIS hereby acknowledges its continuing payment obligations pursuant to the terms of the Landlord Settlement Agreement. Any breach of IIS's continuing obligations under the Landlord Settlement Agreement shall give rise only to the rights and remedies available to the CTG Parties under the Landlord Settlement Agreement, and not to any additional rights or remedies under this Settlement
Agreement,  the  MTA,  or  otherwise.

3.     CTG  OBLIGATIONS.

     Notwithstanding the releases contained herein, IIS hereby acknowledges and confirms its obligations pursuant to the MTA with respect to the Assumed Equipment Leases (as defined in the MTA), and its obligations under the AT&T telecommunications liability (collectively, the "CTG Obligations"). In the event IIS breaches its obligations existing under the MTA with respect to the CTG Obligations, the CTG Parties shall retain any indemnity rights as against IIS that they may have under the MTA, pursuant to the terms and conditions thereof.

4.     EMPLOYMENT  MATTERS.

     Effective upon his execution of this Settlement Agreement, C. Cunningham hereby voluntarily resigns all officer positions and positions of employment with IIS, effective June 20, 2003. Up until June 20, 2003, C. Cunningham shall diligently and in good faith carry out his employment duties under the Employment Agreement, as directed by appropriate officers of IIS. Upon the effective date of his resignation, C. Cunningham shall return to IIS, in good working order, any and all property of IIS used by him or otherwise in his possession or control, and shall return, and not keep original or copies of (in any format) any documents, records or other information of or obtained from IIS, and IIS shall pay to C. Cunningham his base salary and any accrued vacation as required by law up to June 20, 2003. C. Cunningham hereby agrees to waive and forever forego and release any claims or entitlements to severance pay, any benefits (subject to applicable COBRA laws and regulations), including stock options, and other amounts of any kind.

C. Cunningham hereby confirms and acknowledges his non-competition, non-solicitation and confidentiality and other obligations under sections 6, 7 and 10 of the Employment Agreement as well as any such obligations arising under common law. IIS agrees that after June 20, 2003 C. Cunningham may, subject in all respects to his existing obligations under the non-solicitation and confidentiality provisions of Sections 7 and 10 of the Employment Agreement, as a self-employed consultant working alone or through not more than two additional employees of his consultancy business, and not as part of any other company, business or group or through any other affiliation, provide consulting services, other than for or with respect to IIS' existing or prospective clients. IIS waives the provisions of section 6 of the Employment Agreement solely to accommodate the activities described in the preceding sentence. For purposes of this Section 4 and the Employment Agreement, IIS' prospective clients shall include any person, entity or business organization with whom (i) IIS has begun substantive discussions to perform work or submitted a bid or proposal (whether or not known to C. Cunningham), or (ii) C. Cunningham had contact or intended to or was assigned or requested to have contact, or otherwise was personally aware through attendance at sales meetings or otherwise. Nothing herein shall be deemed to amend, modify or waive in any respect the non-competition, non-solicitation or confidentiality provisions of the Employment Agreement (except to the limited extent permitted above) or similar restrictions arising under common law, all of which shall survive execution and delivery of this Settlement Agreement and shall continue in effect in accordance with their respective terms.

     5.     MUTUAL  RELEASE  AND  DISCHARGE

     As a material inducement to each of the parties to enter into this Settlement Agreement, and except as otherwise expressly and specifically set forth in this Agreement, IIS on the one hand, and the CTG Parties on the other hand, respectively, do each hereby, for itself and its successors and assigns, forever release each other and each of their respective successors, assigns, officers, directors, partners, members, shareholders, employees, agents, parent, subsidiary or sister corporations, affiliates, representatives, attorneys, accountants, related entities, predecessors, heirs, and all persons acting by, through, under or in concert with, or otherwise claiming any right or benefit through, them, or of them (collectively, the "Releases"), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, including, but not limited to, rights arising out of alleged violations of any contract, express or implied (including but not limited to any contract of fiduciary, attorney-client, special or other confidential relationship); any covenant of good faith and fair dealing (express or implied); and any tort, including breach of fiduciary or other duty, defamation, libel, slander, invasion of privacy, negligence, intentional or negligent infliction of emotional distress, malicious prosecution, abuse of process, and intentional interference with current or prospective contract, relationship or economic advantage, which any party hereto now has, owns or holds, or claims to have, own or hold, or which any party hereto at any time prior to this Agreement had, owned or held, or claimed to have had, owned or held, or which any party hereto at any time hereafter may have, own or hold, or claim to have, own or hold against each other or any of the Releases, arising prior to the date hereof, including, without limitation, related to the MTA, the Employment Agreement, the transactions contemplated therein, the CTG Parties' status as a stockholder of IIS, or the relationship or dealings between them (collectively, the "Claims"), except as set forth below.

With respect to C. Cunningham, this release includes any Claims relating in any manner whatsoever to his employment by and/or resignation of his employment with IIS, including any Claim arising under the Civil Rights Act of 1866, 1964, 1991, Title VII as amended by the Civil Rights Act of 1991, the Americans with Disabilities Act, the Age Discrimination in Employment Act (ADEA), the Labor Management Relations Act (LMRA), the Employee Retirement Income Security Act (ERISA), the Consolidated Omnibus Budget Reconciliation Act, the Fair Labor Standards Act (FLSA), the Equal Pay Act, the Rehabilitation Act of 1973, the
Arizona Civil Rights Act, the Family and Medical Leave Act of 1993, Worker's Compensation Claims, or any other federal, state, or local statute, or any contract, agreement, plan or policy.

IIS expressly does not release any Claims it may have against C. Cunningham for violations of sections 6, 7 and 10 of the Employment Agreement, and the parties do not release any Claims for breaches or violations of this Settlement
Agreement  which  may  accrue  after  the  date  of  this  Settlement Agreement.

6.     TIME  PERIOD  OF  CONSIDERING  OR  CANCELING.

With respect to any ADEA Claims, C. Cunningham acknowledges that he has been offered a period of time of at least twenty-one (21) days to consider whether to sign this Settlement Agreement, which he has waived, and IIS agrees that C. Cunningham may cancel this Settlement Agreement with respect to any ADEA Claims at any time during the seven (7) days following the date on which this Settlement Agreement has been signed by all parties. In order to cancel or revoke this Agreement with respect to any ADEA Claims, C. Cunningham must deliver to IIS: c/o Christopher Pullen LLP, Attn: Mike Christopher, at 2929 N. Central Ave., Suite 1600, Phoenix, Arizona 85012, written notice stating that C. Cunningham is canceling or revoking this Settlement Agreement with respect to such ADEA Claims. If this Settlement Agreement is timely cancelled or revoked with respect to such ADEA Claims, none of the obligations of IIS under this Settlement Obligations shall be effective or enforceable and IIS shall not be obligated to the CTG Parties, or liable to them, for failure to meet its obligations and make any payments under the Landlord Settlement Agreement, this Settlement Agreement, or the CTG Obligations or to provide C. Cunningham with the other benefits described in this Settlement Agreement, including the non-competition agreements with respect to his consulting activities after execution of this Agreement, and all contracts and provisions modified, terminated, or relinquished by the Company or the CTG Parties shall otherwise be reinstated. In addition, IIS shall be entitled to the return from the CTG Parties of any payments to such CTG Parties under this Settlement Agreement and to the return from the CTG Parties of any amounts paid under the Landlord
Settlement Agreement and the CTG Obligations, and all obligations of the CTG Parties other than C. Cunningham under this Settlement Agreement shall remain in effect and fully enforceable, and all obligations of C. Cunningham other than the release of his ADEA Claims will remain in effect and fully enforceable.

7.     NO  OTHER  CLAIMS;  FULL  RELEASE.

  Each party agrees that it will not file any complaints, charges, lawsuits or appeals against any other party or its respective Releases with any governmental agency, regulatory body, court, arbitration panel, mediator or other tribunal or body at any time hereafter based on any matter released by this Settlement Agreement. Each party agrees that this Settlement Agreement constitutes the full, final and complete settlement of all acts, omissions or other matters between the parties (except as otherwise expressly set forth in this Settlement Agreement), related to or arising out of their actions or omissions in connection with or in any other manner related to the MTA or the Employment Agreement and the prior transactions or relationships between them. For the purpose of implementing a full and complete release and discharge of the parties and their respective Releases, each party hereto expressly acknowledges that, except as otherwise specifically provided herein, this Settlement Agreement is intended to include in its effect, without limitation, all Claims which any party hereto does not know or suspect to exist in such party's favor against it or the Releases, or any of them, as of the date hereof, and that this Settlement Agreement contemplates the extinguishment of any such Claims.

8.     NO  ADMISSION  OF  LIABILITY

          The parties agree that neither has admitted any liability to the other, and that this Settlement Agreement will not be construed as an admission of liability by either party.

9.     NON-DISPARAGEMENT.

     The parties agree that as part of the consideration for this Settlement Agreement, they will not make disparaging or derogatory remarks, whether oral or written, about each other or their respective subsidiaries, affiliates, officers, directors, employees or agents.

10.     REPRESENTATION  OF  COMPREHENSION  OF  DOCUMENT

     In entering into this Settlement Agreement, the parties represent that they have relied upon the legal advice of their attorneys, who are the attorneys of their own choice, and that the terms of this Settlement Agreement have been completely read and explained to them by their attorneys, and those terms are fully understood and voluntarily accepted.

11.     GOVERNING  LAW

     This Settlement Agreement shall be construed and interpreted in accordance with the laws of the State of Arizona.

12.     ENTIRE  AGREEMENT  AND  SUCCESSORS  IN  INTEREST

     This Settlement Agreement contains the entire agreement between IIS and the CTG Parties and shall be binding upon and inure for the benefit of the administrators, successors, and assigns of each.

13.     ATTORNEYS'  FEES

     Each party shall bear its own attorneys' fees and costs in connection with this Settlement Agreement, and all related matters. In the event an action is brought to enforce or defend this Settlement Agreement, the prevailing party shall recover its costs and reasonable attorneys' fees incurred in any such action.




INTEGRATED  INFORMATION SYSTEMS, INC.,          CUNNINGHAM ENTERPRISES, INC., AN
A DELAWARE CORPORATION                          ARIZONA CORPORATION D/B/A
                                                CUNNINGHAM TECHNOLOGY GROUP


By:  /s/  James  G.  Garvey                    By:  /s/ Charles Oneal Cunningham
     ----------------------                         ----------------------------
Name:  James  G.  Garvey,  Jr.                    Name: Charles Oneal Cunningham



                                                 /s/  Charles  Oneal  Cunningham
                                                 -------------------------------
                                                      Charles  Oneal  Cunningham


                                                  /s/  Beverly  K.  Cunningham
                                                  ----------------------------
                                                       Beverly  K.  Cunningham